Exhibit 99.1

RRD Amends Existing Stockholder Rights Plan

Plan’s Scheduled Expiration in August 2021 not Affected;

Plan To Be Submitted to Stockholder Vote if Extended Beyond August 2021

Chicago, May 18, 2021 — R. R. Donnelley & Sons Company (NYSE: RRD) (“RRD” or the “Company”) today announced that its Board of Directors (the “Board”) has approved an amendment of the Company’s stockholder rights plan (the “Rights Plan”). The amendment raises from 10% to 15% the level of beneficial ownership of RRD common stock the acquisition of which by a person or group (other than certain passive institutional investors) would result in the rights becoming exercisable.

The Rights Plan is scheduled to expire on August 28, 2021. The Board has noted that, in light of present circumstances, there is continuing potential for one or more persons or groups to gain undue influence over or control of RRD through open market accumulations or other tactics. Accordingly, the Board expects that under current circumstances it would approve an extension of the Rights Plan and submit the Rights Plan to stockholders for ratification at the Company’s 2022 annual meeting of stockholders. As currently contemplated by the Board, if such stockholder ratification were obtained, the Rights Plan as so extended would expire on August 28, 2022; otherwise, the Rights Plan would expire at the close of business on the first business day following the certification of the voting results for the Company’s 2022 annual meeting of stockholders. The intent of the Rights Plan is to promote the best interests of all stockholders, and, if the Rights Plan is extended in August of this year, all stockholders will have the opportunity to vote on the Rights Plan in May 2022 at the Company’s 2022 annual meeting of stockholders.

Under the terms of the Rights Plan as amended today, the rights generally will be exercisable only if a person or group acquires beneficial ownership (including through derivatives) of 15% (or 20% for certain passive institutional investors) or more of the Company’s common stock or commences a tender or exchange offer upon consummation of which such person or group would beneficially own 15% or more of the Company’s common stock; the rights may be redeemed by the Company for $0.001 per right at any time until the tenth business day following the first public announcement of the acquisition of beneficial ownership of 15% (or 20% for certain passive institutional investors) or more of the Company’s common stock; and the Rights Plan exempts any person or group owning 15% (or 20% for certain passive institutional investors) or more of the Company’s common stock as of the time of the first public announcement of the Rights Plan, but such person or group may not become the beneficial owner of any additional shares of common stock without triggering the Rights Plan. The Rights Plan does not prevent any action the Board determines to be in the best interest of the Company and its stockholders.

About RRD

RRD is a leading global provider of multichannel business communications services and marketing solutions. With 30,000 clients and 33,000 employees across 28 countries, RRD offers the industry’s most comprehensive offering of solutions designed to help companies—from Main Street to Wall Street—optimize customer engagement and streamline business operations across the complete customer journey. RRD offers a comprehensive portfolio of capabilities, experience and scale that enables organizations around the world to create, manage, deliver, and optimize their marketing and business communications strategies.

Use of Forward-Looking Statements

This news release may contain “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended, and the U.S. Private Securities Litigation Reform Act of 1995. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this news release and are based on current expectations and involve a number of assumptions, risks, and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Readers are strongly encouraged to read the full cautionary statements contained in RRD’s filings with the SEC. RRD disclaims any obligation to update or revise any forward-looking statements.

Investor Contact

Johan Nystedt, Senior Vice President, Finance

Telephone: 630-322-7111

E-mail: investor.info@rrd.com

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